Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 25, 2026, with respect to the financial statements of Fundrise Income Real Estate Fund, LLC as of December 31, 2025, incorporated herein by reference, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information, “Financial Highlights” in the Prospectus, and “Financial Statements” in the Statement of Additional Information.

Philadelphia, Pennsylvania
April 29, 2026